Exhibit 99.1

SEPARATION, WAIVER AND RELEASE AGREEMENT
This Separation, Waiver and Release Agreement (this “Agreement”) is entered into by and between Oliver H. Sommer (“Employee”) and First Niagara Financial Group, Inc. (“FNFG”).
WHEREAS, FNFG employed the Employee as Executive Vice President, Corporate Development; and
WHEREAS, FNFG and the Employee agree that the Employee's employment at FNFG terminated effective June 28, 2013; and
WHEREAS, the Employee is an Eligible Executive under FNFG's Executive Severance Plan effective as of October 23, 2006, as amended on December 31, 2012 (the “Executive Severance Plan”); and
WHEREAS, under the Executive Severance Plan, so long as the Employee signs and does not revoke this Agreement, he is entitled to certain post-employment payments, in addition to accrued, unpaid wages which he will receive whether or not he signs this Agreement; and
WHEREAS, FNFG is willing to provide the Employee with certain other payments as described herein, in addition to the payments to which he may be entitled under the Executive Severance Plan, as additional consideration for the Employee to enter into and not revoke this Agreement.
NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:
1.    Termination Date and Payments. The termination date of the Employee's employment at FNFG is June 28, 2013 (the “Termination Date”). If the Employee signs this Agreement after the Termination Date and does not thereafter revoke it as set forth herein, FNFG will provide the Employee the severance pay pursuant to Section 3.2 of the Executive Severance Plan and the other benefits described below, as follows:
(a) During the twelve-month period commencing with the first regular FNFG payroll period following the Effective Date (as defined below) of this Agreement, the Employee will receive regular, bi-weekly payments of $33,509.62, less applicable taxes and withholdings. The sum of the bi-weekly payments is a gross payment of $871,250, which is equivalent to the Employee's annual base salary in effect as of the Termination Date, plus the Employee's 2013 targeted bonus amount;
(b) FNFG will pay to Employee a one-time cash lump sum of $10,000 for expenses associated with his termination, including legal fees. Payment will be made to Employee within 30 days of the Effective Date of this Agreement; and

(c) FNFG will continue to maintain the discounted interest rate on Employee's home mortgage at the same rate as in effect immediately prior to the Termination Date, until such time as Employee closes on the sale of the home to which the mortgage pertains.
Any unreimbursed business expenses will be reimbursed consistent with the terms of FNFG's reimbursement policy applicable to the Employee prior to the Termination Date.
The Employee is also entitled to all other amounts or benefits required to be paid or provided under the terms of FNFG's welfare, retirement and other employee plans in accordance with the terms of such plans.
All applicable payroll taxes and withholdings will be applied to the payments made pursuant to this Paragraph 1, and will be reported to the Employee by FNFG on an annual Form W-2. The payments made under the Executive Severance Plan will not be treated as compensation for purposes of calculating benefits under any other FNFG employee benefit plan.
The Employee is under no obligation to seek other employment, and there will be no offset against amounts due under or referenced in this Agreement, on account of any remuneration or benefits provided by any subsequent employment the Employee may obtain.
2.    Other Benefits. The benefits described in Paragraphs 2(a) through (2(c) are further consideration for the Employee's execution and non-revocation of this Agreement, and are in addition to the payments to which he may be entitled under the Executive Severance Plan.
(a) If the Employee is currently enrolled in employer-sponsored medical and dental coverage, and he timely elects COBRA continuation coverage, FNFG will pay the full cost of said continuation coverage through and including December 31, 2013, and the cost of such continuation coverage will be reported as taxable income to the Employee. The Employee will be solely responsible for all costs associated with COBRA continuation coverage after December 31, 2013.
(b) With respect to Restricted Stock Award #1796 previously issued to the Employee, FNFG will accelerate the vesting such that 15,917 shares become fully vested to him on the Effective Date of the Agreement.

(c) With respect to Restricted Stock Award #0025 previously issued to the Employee, FNFG will accelerate the vesting such that 9,930 shares become fully vested to him on the Effective Date of the Agreement.
(d) The Employee's outstanding stock options will remain exercisable as set forth in Annex 1 to this Agreement.
3. General Release and Covenant Not to Sue.
(a) The Employee, for and in consideration of the promises set forth in this Agreement, does hereby agree and covenant to release and discharge any suit or action, at law or in equity, against FNFG, any and all of its subsidiaries, related and affiliated entities, and each of their predecessors, successors, heirs or assigns, and any past, present or future officers, Board of Directors members, agents, attorneys and employees (the “Company Released Parties”) for or on account of any claim or cause of action based upon and/or arising out of any or all facts, circumstances and/or events relating to the Employee's employment or separation from employment with FNFG. The Employee further releases and forever discharges, and by this Agreement does release and forever discharge, the Company Released Parties of and from all, and any manner of action or actions, cause or causes of action, claims for wages and benefits, suits, debts, sums of money, accounts, reckoning, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, whether known or unknown, in law or in equity, which against them, the Employee ever had, now has or which the Employee's heirs, executors or administrators, hereafter can, shall or may have, upon or by reason of any matter, cause or thing whatsoever arising out of the Employee's employment and separation from employment with FNFG, and specifically, but not limited to, any and all claims under the New York Human Rights Law, the Age Discrimination in Employment Act, as amended, the Older Worker Benefit Protection Act, the Americans with Disabilities Act of 1990, as amended, the Family and Medical Leave Act, the Sarbanes-Oxley Act of 2002, New York State Worker Adjustment and Retraining Notification Act (which, notwithstanding anything to the contrary, includes any claims that may arise when the Employee's employment loss is aggregated with ensuing employment losses under WARN), the Employee Retirement Income Security Act, Title VII of the Civil Rights Act of 1964, as amended in 1972 and 1991, and any other federal, state or local law, rule, regulation, executive order or guideline relating to employment, retaliation or discrimination from the beginning of the world through the date of this Agreement. Notwithstanding the foregoing provisions of this Paragraph 3(a), the parties hereto acknowledge that the foregoing release does not apply to (i) any obligations of FNFG arising under the terms of this

Agreement or the Executive Severance Plan; (ii) any claims or causes of action that cannot be waived or released as a matter of law; or (iii) any rights for indemnification or contribution under FNFG's certificate of incorporation or by-laws or equivalent governing documents of FNFG and its affiliates, the laws of the State of Delaware, any indemnification agreement between the Employee and FNFG or any rights to insurance coverage under any directors' and officers' liability insurance or fiduciary insurance policy.
(b) The Employee waives the rights and claims to the extent set forth above, and the Employee also agrees not to institute, or have instituted, a lawsuit or claim of any type against the Company Released Parties based on any such waived claims or rights. This Agreement does not prohibit the Employee from filing a charge with or participating in an investigation conducted by the Equal Employment Opportunity Commission or any other governmental body; however, in view of the consideration provided under this Agreement, the Employee hereby waives any and all rights to recover damages under, or by virtue of, any such investigation or proceeding.
(c) FNFG, together with its subsidiaries and affiliates (the “Group”) does hereby agree and covenant to release and discharge any claim or cause of action, or suit or action, at law or in equity, against the Employee and his heirs, executors, administrators, successors and assigns (the “Employee Released Parties”) for or on account of any claim or cause of action that the Group (and each of their respective predecessors, successors or assigns, present and former directors and officers in their capacities as such) has or may have, whether known or unknown, by reason of any matter, cause or thing occurring at any time before and including the date hereof, including, without limitation, any action for costs, interest or attorney's fees, which arise in whole or in part from the Employee's employment with the Group, from the ending of that relationship, and from any other conduct by or dealings of any kind between the Employee and the Group; provided, however, that the Group does not release any claims or causes of action (i) for breach of this Agreement or the Executive Severance Plan; (ii) arising out of an act of fraud, theft, embezzlement or criminal misconduct by the Employee prior to the date hereof that becomes known to the Group after the date hereof; or (iii) that cannot be waived or released as a matter of law.
(d) The Group waives the rights and claims to the extent set forth above, and the Group also agrees not to institute, or have instituted, a lawsuit or claim of any type against the Employee Released Parties based on any such waived claims or rights.
4.    Employee's Post-termination Obligations. The Employee acknowledges and agrees to comply with his post-termination obligations set forth in Article VII of the Executive Severance Agreement.
5.    Non-disparagement.
(a) The Employee agrees that he will not make or cause to be made any statement that disparages the Company Released Parties or their products or services in any way, either orally or in writing, or provide information, issue statements or take any action, directly or indirectly, that would cause the Released Parties embarrassment or humiliation or otherwise cause or contribute to the Released Parties being held in disrepute, except as required by law or legal or regulatory process, and provided further that the Employee notifies FNFG within three (3) days of a receipt of a notice compelling the Employee to testify or otherwise provide the information described in this paragraph pursuant to applicable law or legal or regulatory process, unless such notice is prohibited by applicable law. Such notice shall be provided in writing to the Kate White, First Niagara Financial Group, Inc., 726 Exchange Street, 7th Floor, Buffalo, NY 14210.
(b) FNFG agrees that it will not make, and will instruct the members of its management committee, its directors and its spokespersons to refrain from making, any disparaging statement about the Employee in any way, either orally or in writing, or provide information, issue statements or take any action, directly or indirectly, that would cause the Employee embarrassment or humiliation or otherwise cause or contribute to the Employee being held in disrepute, except as required by law or legal or regulatory process, and provided further that FNFG notifies the Employee within three (3) days of a receipt of a notice compelling FNFG to testify or otherwise provide the information described in this paragraph pursuant to applicable law or legal or regulatory process, unless such notice is prohibited by applicable law. Such notice shall be provided in writing to the Employee's last known address on file with FNFG.
6.    Confidentiality of FNFG's Information. The Employee understands and acknowledges that during the course of his employment, he has become privy to confidential information of FNFG relating to FNFG's strategic planning, growth plans, business plans, personnel and policies, operations, and internal practices and procedures as well as other proprietary and confidential information. The Employee recognizes this confidential information has been developed by FNFG at great expense, is proprietary to FNFG, and is and shall remain the exclusive property of FNFG and that the Employee has a duty of loyalty to not disclose any such information. The Employee agrees that he will not, without the express written consent of FNFG disclose, copy, make use of or remove from FNFG's premises such confidential information. Should any such information be located off-premises, the Employee immediately shall return all copies of any such information to Kate White, First Niagara Financial Group, Inc., 726 Exchange Street, 7th Floor, Buffalo, NY 14210.
7.    Affirmations. The Employee and FNFG each represent and affirm that there are no suits, claims, charges, complaints or demands of any kind whatsoever currently pending against the Company Released Parties or the Employee Released Parties, as applicable, with any local, state, or federal court or any governmental, administrative, investigative, civil rights or other agency or board. To the extent that Employee or FNFG has any such claims or disputes, each party agrees that they are released as part of this Agreement. The Employee further represents and affirms that he has been paid and/or received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits are due to him, except as provided for in this Agreement.
8.    No Assignment. FNFG and the Employee represent and warrant that no person other than the signatories hereto had or has any interest in the matters referred to in this Agreement, that FNFG and the Employee have the sole right and exclusive authority to execute this Agreement, and that neither of them has sold, assigned, transferred, conveyed, or otherwise disposed of any claim, demand or legal right that is the subject of this Agreement.
9.    Employee Acknowledgements: The Employee acknowledges and agrees that:
(a) FNFG instructed the Employee to, and he has had adequate opportunity to review this Agreement with an attorney or any representative of his choosing before signing it, and he is entering into this Agreement VOLUNTARILY;
(b) The Employee has twenty-one (21) days from the Termination Date to consider whether to sign it. Specifically, this Agreement was hand-delivered to the Employee on June 28, 2013 such that the twenty-one (21) day consideration period shall expire at 5:00 pm Eastern time on July 19, 2013. Any modifications or changes to this Agreement agreed upon by the Employee and FNFG will not restart or affect the twenty-one (21) day review period. This Agreement will not become effective or enforceable until the seven-day revocation period described in 9(c) below has expired without the Employee revoking his acceptance of this Agreement (the “Effective Date”).
(c) The Employee has seven (7) days after signing this Agreement to revoke his acceptance. If the last day of the revocation period is a Saturday, Sunday, or legal holiday, then the revocation period shall not expire until the next following day that is not a Saturday, Sunday, or legal holiday. The day after the seven (7) day revocation period has expired, with no revocation by the Employee, is the “Effective Date” of this Agreement. If the Employee revokes this Agreement during the seven day period, he will not be entitled to the benefits set forth in Paragraphs 1(a) through 1(c) above. To be effective, any revocation must: (i) state “I hereby revoke my acceptance of the Separation, Waiver and Release Agreement”; and (ii) be mailed to Kate White, First Niagara Financial Group, Inc., 726 Exchange Street, 7th Floor, Buffalo, NY 14210, postmarked within seven (7) calendar days of the Employee's execution of this Agreement. FNFG shall not execute this Agreement until on or after the Effective Date.
(d) The Employee acknowledges and agrees that this Agreement is a full and final bar to any and all claims of any type that he may have against FNFG and the Company Released Parties to the extent provided above, whether known or unknown to him at this time, but does not release any claims that may arise after the Effective Date of this Agreement.

(e) The Employee and FNFG agree that the consideration provided in this Agreement is in consideration for execution of this Agreement as noted herein.
10.    General Provisions.
(a) Heirs, Successors and Assigns. The terms of this Agreement shall be binding upon the parties hereto and their respective heirs, successors and assigns, including but not limited to FNFG. In the event of the Employee's death prior to all payments being made, the balance of the payments due under the terms of this Agreement shall be payable to the Employee's estate in accordance with the terms herein.
(b) Final Agreement. This Agreement and the Executive Severance Agreement together represent the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral. The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by the parties hereto.
(c) Governing Law. This Agreement shall be construed, enforced and interpreted in accordance with and governed by the laws of the State of New York, without reference to its principles of conflicts of law.
(d) Counterparts. This Agreement may be executed in one or more counterparts, each of which counterpart, when so executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute but one and the same agreement.
(e) Severability. Any term or provision of this Agreement which is held to be invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.
(f) No Admission of Wrongdoing. This Agreement is not to be construed as an admission of liability on the part of FNFG and any and all culpability is expressly denied.
(g) Code Section 409A. This Agreement and the compensation and benefits provided hereunder are intended to be exempt from or compliant with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated and other official guidance issued thereunder (collectively, “Section 409A”), and this Agreement will be administered and interpreted consistent with such intention. Notwithstanding any other provision of this Agreement, in the event that the Employee is a “specified employee” for purposes of Section 409A, any payment to the Employee pursuant to this Agreement that is required to be delayed by six-months by Section 409A shall be made on the first day of the month following the expiration of such six-month period.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the dates set forth below and the Employee hereby declares that the terms of this Agreement have been completely read, are fully understood, and are voluntarily accepted after complete consideration of all facts and legal claims.

EMPLOYEE

July 17, 2013	/s/Oliver Sommer
DATE	Oliver Sommer

FIRST NIAGARA FINANCIAL GROUP, INC.

July 17, 2013	/s/ Kate White
DATE	Kate White, SVP, Managing Director
Human Resources

ANNEX 1

Options
Grant Date	Total Shares Covered By Option	Vested Shares Covered By Option as of 6/28/2013	Exercise Price	Original Expiration Date	Post-Date of Termination Exercise Period*
4/30/2010	27,100	27,100	$13.90	4/30/2020	9/28/2013
1/24/2011	31,260	20,840	$13.79	1/24/2021	9/28/2013
3/30/2012	56,076	18,692	$9.84	3/30/2022	9/28/2013

*Option may be exercised for a period of 3 months from termination date. Unvested options will be forfeited on 06/28/2013 and unexercised vested options will be cancelled on 09/29/2013.